Exhibit 99.1

NEWS RELEASE

Contact:	Stacy Feit
Investor Relations
Tel: 213-486-6549
Email: investor_relations@mflex.com

MFLEX RETURNS TO PROFITABILITY - REPORTS FISCAL 2014 FOURTH QUARTER FINANCIAL RESULTS

Generates $56 Million in Restructuring-Related Annual Cost Savings; Anticipates Sequential

Revenue Growth in the December Quarter

Irvine, CA, November 6, 2014 – Multi-Fineline Electronix, Inc. (NASDAQ: MFLX), a leading global provider of high-quality, technologically advanced flexible printed circuits and assemblies, today reported financial results for its fiscal fourth quarter ended September 30, 2014. The Company returned to profitability with net income for the fourth quarter of fiscal 2014 of $5.9 million, or $0.24 per diluted share, compared to a net loss of ($18.5) million, or ($0.77) per share, for the same period in the prior year.

Reza Meshgin, Chief Executive Officer of MFLEX, commented, “We had a strong fiscal fourth quarter with net sales results at the high end of our guidance range, gross margin exceeding our guidance range and a return to profitability, an important milestone for the Company. Our net sales increased 32 percent sequentially, driven by new programs that ramped across our customer base. We posted strong gross margin results, up 15.6 percentage points sequentially, reflecting the benefits from our recently completed restructuring, strong operational execution, as well as favorable product mix during the quarter. This drove the significant rebound in our bottom line performance.”

Mr. Meshgin continued, “We completed our restructuring initiatives and generated $56 million in annual cost savings, exceeding our initial expectations, of which approximately 90 percent reduces cost of sales and 10 percent lowers our operating expenses. Our reconfigured manufacturing operations are performing well and as demonstrated in our fiscal fourth quarter results, we are now better positioned to compete more effectively and efficiently in the flexible printed circuit board market.”

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Net sales in the fourth quarter of fiscal 2014 were $172.9 million, down 8 percent from net sales of $188.3 million in the same quarter last year, primarily due to lower net sales to a key customer, partially offset by a significant increase in sales to the Company’s newer customer group. Net sales to the newer customers in the quarter increased $36.2 million year-over-year to approximately $58.7 million. These newer customers represented approximately 34 percent of total net sales in the fourth quarter of fiscal 2014, with one of these customers accounting for approximately 16 percent of net sales, supporting a more diversified customer base. The Company’s largest customer accounted for 60 percent of net sales during the fourth quarter of fiscal 2014, compared to 73 percent during the fourth quarter of the prior fiscal year.

Gross margin during the fourth quarter of fiscal 2014 was 10.1 percent, compared to a loss of (3.2) percent for the same period in the prior year. The significant increase was primarily driven by cost reductions resulting from the recently completed restructuring plan, favorable product mix and strong manufacturing efficiency and yields.

Non-GAAP net income for the fourth quarter of fiscal 2014 was $6.9 million, or $0.28 per diluted share, compared to a non-GAAP net loss of ($18.1) million, or ($0.75) per share, in the same period a year ago. Non-GAAP net income excludes the impact of stock-based compensation expense, impairment and restructuring charges and valuation allowances related to the restructuring. A reconciliation of GAAP net income (loss) and net income (loss) per share to non-GAAP net income (loss) and net income (loss) per share is provided in the table at the end of this press release.

The Company generated $5.8 million in cash flows from operating activities during the fourth quarter of fiscal 2014. MFLEX maintains a strong balance sheet with no debt and cash and cash equivalents of $98.7 million at September 30, 2014.

Outlook

As previously announced, the Company will be changing its year-end to December 31st. For the fourth quarter of calendar 2014, the Company expects net sales to be between $180 and $210 million. Gross margin is expected to range between 6 and 8 percent.

Commenting on the Company’s business outlook, Mr. Meshgin noted, “We expect another sequential increase in net sales during the December quarter driven by anticipated demand across our customer base. Our gross margin expectations reflect the benefits of our recently completed restructuring plan, as well as a more normalized product mix compared to the September quarter. As a result of our improved cost structure, we expect to generate another quarter of net income. Looking further ahead, we intend to focus on continued customer and product

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diversification while maintaining solid relationships with our current customers. We expect this, in conjunction with continued cost management, to lessen the variability in our quarterly results and produce solid profitability in the 2015 calendar year.”

Conference Call

MFLEX will host a conference call at 5:30 p.m. Eastern time (2:30 p.m. Pacific time) today to review its fiscal 2014 fourth quarter and full-year financial results. The dial-in number for the call in North America is 1-888-505-4369 and 1-719-325-2308 for international callers. The conference ID is 8968817. The call also will be webcast live on the Internet and can be accessed by logging onto www.mflex.com.

The webcast will be archived on the Company’s website for at least 60 days following the call. An audio replay of the conference call will be available for seven days beginning at 8:30 p.m. Eastern time (5:30 p.m. Pacific time) today. The audio replay dial-in number for North America is 1-888-203-1112 and 1-719-457-0820 for international callers. The replay passcode is 8968817.

About MFLEX

MFLEX (www.mflex.com) is a global provider of high-quality, technologically advanced flexible printed circuits and assemblies to the electronics industry. The Company is one of a limited number of manufacturers that provides a seamless, integrated end-to-end flexible printed circuit solution for customers, ranging from design and application engineering, prototyping and high-volume manufacturing to turnkey component assembly and testing. The Company targets its solutions within the electronics market and, in particular, focuses on applications where flexible printed circuits are the enabling technology in achieving a desired size, shape, weight or functionality of an electronic device. Current applications for the Company’s products include smartphones, tablets, computer/data storage, portable bar code scanners, personal computers, wearables and other consumer electronic devices. MFLEX’s common stock is quoted on the Nasdaq Global Select Market under the symbol MFLX.

Forward-Looking Statements

Certain statements in this news release are forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include, but are not limited to, statements and predictions regarding: net sales; net income and losses; profitability; gross margins; product mix; impairment and restructuring charges, including

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the cash component thereof and the effect of asset disposals; asset write-downs; manufacturing capacity, efficiencies and yields; cost reductions and our cost structure; tax and operating expenses; cash flow; overhead absorption; forecasts; sales growth and growth objectives; the benefits of our restructuring; demand for our end customers’ programs; diversification of our customer base, including the effects on quarterly revenue swings; new customer opportunities and momentum with our newer customers; customer relationships; our competitive position; inventory levels; production build plans, including the ramping and timing of new programs; demand and program allocation from our customers; revenue capacity, gross margin targets and profitability breakeven points; use of our credit lines; and balance sheet projections. Additional forward-looking statements include, but are not limited to, statements pertaining to other financial items, plans, strategies or objectives of management for future operations, the Company’s future operations and financial condition or prospects, and any other statement that is not historical fact, including any statement which is preceded by the words “forecast,” “guidance,” “should,” “preliminary,” “scheduled,” “assume,” “can,” “will,” “plan,” “could,” “expect,” “estimate,” “aim,” “intend,” “look,” “see,” “project,” “foresee,” “target,” “anticipate,” “may,” “believe,” or similar words. Actual events or results may differ materially from those stated or implied by the Company’s forward-looking statements as a result of a variety of factors including the effect of the economy and seasonality on the demand for electronic devices; our success with new and current customers, those customers’ success in the marketplace and usage of flex in their products; our market share in our customers’ programs; product mix; our ability to diversify and expand our customer base and markets; our effectiveness in managing manufacturing processes, inventory levels, costs, quality assurance and yields; the ramping and launch of new programs; currency fluctuations; pricing pressure; the outcome of our restructuring plans and the sustainability of the benefits thereof; Company workforce issues; our ability to remain cost competitive; the degree to which we are able to utilize available manufacturing capacity, enter into new markets and execute our strategic plans; asset write-downs and impairment charges; utility, material and component shortages; the impact of natural disasters, competition and technological advances; the outcome of tax audits; labor issues in the jurisdictions in which we operate; and other risks detailed from time to time in our SEC reports, including our Quarterly Reports on Form 10-Q for the quarter ended June 30, 2014 and our Annual Report on Form 10-K to be filed for the year ending September 30, 2014. These forward-looking statements represent management’s judgment as of the date of this news release. The Company disclaims any intent or obligation to update these forward-looking statements.

(SUMMARY FINANCIAL INFORMATION FOLLOWS)

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Multi-Fineline Electronix, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2014	2013	2014	2013
Net sales	$172,884	$188,254	$633,153	$787,644
Cost of sales	155,340	194,308	633,304	788,774

Gross profit (loss)	17,544	(6,054)	(151)	(1,130)
Operating expenses:
Research and development	1,270	1,964	5,941	7,776
Sales and marketing	4,207	5,795	19,015	22,720
General and administrative	4,281	4,504	15,421	17,118
Stock-based compensation expense resulting from change in control	—	—	—	9,582
Impairment and restructuring	780	—	33,939	7,537

Total operating expenses	10,538	12,263	74,316	64,733
Operating income (loss)	7,006	(18,317)	(74,467)	(65,863)
Other income and expense:
Interest income	400	323	1,025	727
Interest expense	(139)	(126)	(497)	(487)
Other income (expense), net	375	774	1,498	1,002

Income (loss) before taxes	7,642	(17,346)	(72,441)	(64,621)
Provision for income taxes	(1,719)	(1,125)	(12,091)	(910)

Net income (loss)	$5,923	$(18,471)	$(84,532)	$(65,531)

Net income (loss) per share:
Basic	$0.25	$(0.77)	$(3.50)	$(2.74)
Diluted	$0.24	$(0.77)	$(3.50)	$(2.74)
Shares used in computing net income (loss) per share:
Basic	24,171	24,047	24,123	23,898
Diluted	24,389	24,047	24,123	23,898

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Multi-Fineline Electronix, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2014	September 30, 2013
Cash and cash equivalents	$98,667	$105,150
Accounts receivable, net	133,748	132,247
Inventories	75,998	86,853
Other current assets	23,192	17,265

Total current assets	331,605	341,515
Property, plant and equipment, net	175,888	244,056
Other assets	11,956	24,643

Total assets	$519,449	$610,214

Accounts payable	$156,793	$166,474
Other current liabilities	31,060	32,486

Total current liabilities	187,853	198,960
Other liabilities	21,271	19,063
Stockholders’ equity	310,325	392,191

Total liabilities and stockholders’ equity	$519,449	$610,214

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Multi-Fineline Electronix, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2014	2013	2014	2013
Cash flows from operating activities
Net income (loss)	$5,923	$(18,471)	$(84,532)	$(65,531)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	12,116	14,127	51,380	58,154
Deferred taxes	(631)	385	7,499	(2,523)
Stock-based compensation expense	600	603	3,147	13,612
Excess tax benefit related to stock option exercises	—	—	(57)	(29)
Asset (recoveries) impairments	(198)	—	18,241	7,537
Gain on disposal of equipment	(5)	(41)	(1,571)	(1,702)
Changes in operating assets and liabilities	(11,959)	7,329	10,166	63,852

Net cash provided by operating activities	5,846	3,932	4,273	73,370
Cash flows from investing activities
Purchases of property and equipment	(4,529)	(11,388)	(18,529)	(47,333)
Proceeds from sale of equipment and assets held for sale	782	404	4,150	2,764
Change in restricted cash	—	—	(520)	—
Government grants received	—	—	4,151	—

Net cash used in investing activities	(3,747)	(10,984)	(10,748)	(44,569)
Cash flows from financing activities
Excess tax benefit related to stock option exercises	—	—	57	29
Tax withholdings for net share settlement of equity awards	(503)	(692)	(543)	(3,454)
Proceeds from exercise of stock options	35	(1)	848	607
Repayment of borrowings under line of credit agreement	(20,000)	—	—	—
Debt issuance costs	(442)	—	(442)	—
Repurchase of common stock	—	(473)	—	(2,090)

Net cash used in financing activities	(20,910)	(1,166)	(80)	(4,908)
Effect of exchange rate changes on cash	38	(727)	72	(1,065)

Net (decrease) increase in cash	(18,773)	(8,945)	(6,483)	22,828
Cash and cash equivalents at beginning of period	117,440	114,095	105,150	82,322

Cash and cash equivalents at end of period	$98,667	$105,150	$98,667	$105,150

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Multi-Fineline Electronix, Inc.

Selected Non-GAAP Financial Measures and Schedule Reconciling Selected Non-GAAP Financial Measures to Comparable GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2014	2013	2014	2013
GAAP net income (loss)	$5,923	$(18,471)	$(84,532)	$(65,531)
Stock-based compensation expense	600	603	3,147	13,612
Impairment and restructuring	780	—	33,939	7,537
Valuation allowance related to restructuring	—	—	5,001	—
Income tax effect of non-GAAP adjustments	(433)	(214)	(4,461)	(5,966)

Non-GAAP net income (loss)	$6,870	$(18,082)	$(46,906)	$(50,348)

GAAP diluted income (loss) per share	$0.24	$(0.77)	$(3.50)	$(2.74)
Effect of stock-based compensation, net of tax on diluted income (loss) per share	0.02	0.02	0.12	0.37
Effect of impairment and restructuring, net of tax on diluted income (loss) per share	0.02	—	1.23	0.26
Effect of valuation allowance related to restructuring on diluted income (loss) per share	—	—	0.21	—

Non-GAAP diluted income (loss) per share	$0.28	$(0.75)	$(1.94)	$(2.11)

Weighted-average diluted shares used in calculating non-GAAP diluted income (loss) per share	24,389	24,047	24,123	23,898

Use of Non-GAAP Financial Information

To supplement the condensed consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP financial measures (non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share) that exclude certain charges and gains. Management excludes these items because it believes that the non-GAAP measures enhance an investor’s overall understanding of the Company’s financial performance and future prospects by being more reflective of the Company’s recurring operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies’ financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The items excluded from GAAP net income (loss) and diluted net income (loss) per share in calculating these non-GAAP financial measures are as follows: (a) stock-based compensation expense; (b) impairment and restructuring activities; and (c) valuation allowance related to restructuring activities.

For the three months and twelve months ended September 30, 2014 and 2013, the Company had the following product mix:

Multi-Fineline Electronix, Inc.

Product Mix

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2014	2013	2014	2013
Smartphones	69%	78%	71%	71%
Tablets	18%	15%	16%	21%
Consumer Electronics	6%	6%	7%	7%

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